Exhibit 99.1

NEWS RELEASE
Contacts:	Lawrence P. Ward, CEO
Margaret Torres, CFO
805-239-5200

HERITAGE OAKS BANCORP DECLARES $.08 PER SHARE QUARTERLY CASH DIVIDEND AND ANNOUNCES RENEWAL OF STOCK REPURCHASE PROGRAM

Paso Robles, CA - July 20, 2007 — Heritage Oaks Bancorp (Nasdaq: HEOP), parent company of Heritage Oaks Bank, today announced its Board of Directors has declared a $0.08 per share regular quarterly cash dividend. The cash dividend will be paid August 17, 2007, to shareholders of record August 3, 2007.

On July 18, 2007, the Board of Directors adopted a resolution authorizing the renewal of its stock repurchase plan. The plan calls for Heritage Oaks Bancorp to repurchase up to 100,000 shares of company stock, of which 40,000 shares have previously been repurchased. Purchases are to be made, as conditions warrant, from time to time in the open market. The duration of the program is one year and the timing of purchases will depend on market conditions.

“We are committed to building shareholder value and believe the combination of paying regular cash dividends and repurchasing our stock is an effective way to manage capital,” said Michael Morris, Chairman.

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank. Heritage Oaks Bank has its headquarters plus one branch office in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton and Morro Bay and three branch offices in Santa Maria. Heritage conducts commercial banking business in San Luis Obispo County and Northern Santa Barbara County. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, increased profitability, continued growth, the Bank’s beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the Bank’s operations, interest rates and financial policies of the United States government, general economic conditions and California’s energy crisis. Additional information on these and other factors that could affect financial results are included in the Company’s Securities and Exchange Commission filings.

When used in this release, the words or phrases such as "will likely result in", "management expects that", "will continue", "is anticipated", "estimate", "projected", or similar expressions, are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Heritage Oaks Bancorp within PSLRA's safe harbor provisions.

This News Release may be deemed to be solicitation material in respect of the proposed transaction between Heritage Oaks Bancorp and Business First National Bank pursuant to an Agreement to Merge and Plan of Reorganization, dated as of May 29, 2007 by and among Heritage Oaks Bancorp and Business First National Bank (the “Agreement”). Filing of this News Release is being made in connection with Rule 165 and 425 promulgated by the Securities and Exchange Commission (“SEC”).

In connection with the proposed transaction, Heritage Oaks Bancorp will file with the SEC a registration statement on SEC Form S-4. The registration statement will contain a proxy statement/prospectus which will describe the proposed transaction and its proposed terms and conditions. Shareholders are encouraged to read the registration material and proxy statement/prospectus before making any voting or investment decisions because these documents will contain important information about the transaction. A definitive proxy statement will be sent to the shareholders of Business First National Bank seeking required shareholder approval. A copy of the Agreement was filed with the SEC as an exhibit to Heritage Oaks Bancorp’s 8-K, a separate filing from the Form S-4. The registration statement, the Form 8-K and all other documents filed with the SEC in connection with the transaction will be available for free when filed, both on the SEC’s web-site (www.sec.gov) or by contacting Tana Eade, Vice President and Investor Relations Officer, Heritage Oaks Bancorp, 545 Twelfth Street, Paso Robles, California 93446. Additionally, all forms filed with the SEC and additional shareholder information is available free of charge on Heritage Oaks Bancorp’s web-site: www.heritageoaksbancorp.com. Heritage Oaks Bancorp posts these reports to its web-site as soon as reasonably practicable after filing them with the SEC. None of the information on or hyper-linked from Heritage Oaks Bancorp’s web-site is incorporated into this press release.

NOTE: Transmitted on Prime Newswire on July 20, 2007, at 3:30 a.m. PDT.